FIRST QUARTER 2018 EARNINGS PRESENTATION April 19, 2018 Exhibit 99.2

DISCLAIMER Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.   Non-GAAP Measures This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non- GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 2

▪ Insurance revenue up $3 million ▪ Mortgage banking revenue up $3 million FIRST QUARTER 2018 UPDATE1 3 Balance Sheet Management Fee Businesses Expense Management ▪ $21 million of acquisition related costs recorded in Q1 ▪ $192 million of total other noninterest expense Capital & Credit Management ▪ Repurchased $26 million of stock at $23.90/share ▪ Increased dividend to $0.15/share ▪ Zero credit loss provision Net income available to common equity of $67 million, or $0.40 per common share Bank Mutual Integration Proceeding Well Improving Fee Revenue Favorable Credit Dynamics Expanding Bottom Line ▪ Earning assets up $1.8 billion, or 7% ▪ Average loans were up $1.2 billion, or 6% ▪ Average deposits were up $1.4 billion, or 6% or $0.50 per common share, excluding acquisition related costs2 1Unless otherwise noted, all comparisons are made with reference to fourth quarter 2017 results. First quarter 2018 results include Bank Mutual from the closing of the acquisition on February 1, 2018 through March 31, 2018. 2See slide 15 for a reconciliation of non-GAAP financial measures to GAAP financial measures.

($ in billions) LOAN PORTFOLIO - QUARTERLY TRENDS1 $526 $464 $184 $90 $42 $37 $(25) $(103) 4 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $1.4 $1.3 $1.3 $1.3 $1.4 $6.6 7.0 $7.3 $7.5 $8.0 $5.0 $5.0 $5.0 $4.9 $5.4 $7.2 $7.3 $7.3 $7.2 $7.3 $20.2 $20.6 $20.9 $20.9 $22.1 Average Net Loan Change (from 4Q 2017)Average Quarterly Loans Home equity & other consumer Commercial real estate Residential mortgage Commercial & business Commercial Line Utilization ($ in millions) Home equity & other consumer Commercial real estate Residential mortgage Power & utilities REIT General commercial Oil and gas Mortgage warehouse 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 49% 50% 49% 48% 48% 61% 63% 66% 66% 66% Commercial real estate Commercial & business 1First quarter 2018 includes Bank Mutual loans for two months, from 2/1/2018 through 3/31/2018.

DEPOSIT PORTFOLIO - QUARTERLY TRENDS1 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 92% 96% 94% 91% 96% 5 ($ in billions) Money market 40% Time Deposits 11% Savings 7% Noninterest -bearing demand 22% Interest- bearing demand 20% 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $1.6 $1.8 $2.2 $2.4 $2.7 $1.5 $1.5 $1.5 $1.6 $1.7 $9.2 $9.1 $9.4 $8.7 $9.4 $4.3 $4.3 $4.3 $4.5 $4.7 $5.0 $4.9 $5.0 $5.1 $5.1 $21.5 $21.5 $22.4 $22.2 $23.7 Loan to Deposit Ratio Deposit Mix – 1Q 2018 (Average) Average Quarterly Deposits Time deposits Money market Noninterest-bearing demand Savings Interest-bearing demand 1Note: First quarter 2018 includes Bank Mutual deposits for two months, from 2/1/2018 through 3/31/2018.

6 NET INTEREST INCOME AND MARGIN - QUARTERLY TRENDS 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $179 $184 $188 $186 $203 $1 $180 $2 $190 $1 $187 $1 $6 $210 2.84% 2.83% 2.84% 2.79% 2.92% Average Yields Net Interest Income & Net Interest Margin ($ in millions) Other prepayments and interest recoveries2 Net interest income net of purchased loan accretion, prepayments and interest recoveries Net interest marginTotal commercial loans Investments and other Total residential mortgage loans Total interest-bearing liabilities <$1 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 3.52% 3.69% 3.93% 3.89% 4.34% 3.25% 3.23% 3.26% 3.18% 3.32% 2.39% 2.42% 2.40% 2.47% 2.44% 0.42% 0.51% 0.63% 0.65% 0.73% 0.52% 0.65% 0.77% 0.81% 0.90% Total interest-bearing deposits Bank Mutual acquisition related purchase loan accretion, prepayments and other adjustments1 2Includes recognition of fees and costs upon repayment or refinancing other than Bank Mutual related. 1Includes $2 million of prepayments.and other adjustments. $184

NET INTEREST INCOME WALKFORWARD 7 4Q 2017 Reported Net Interest Income and Margin $187 million 2.79% + Net loan and deposit growth (including Bank Mutual) + $10 million + Bank Mutual purchase loan related items + $6 million Purchased loan accretion $4 million Prepayments and other adjustments $2 million + Net changes in securities portfolio + $3 million + LIBOR - Fed Funds spread widening + $2 million + Other prepayments and net changes to other earning assets and liabilities + $2 million 1Q 2018 Net Interest Income and Margin $210 million 2.92%

NET INTEREST MARGIN OUTLOOK 8 1Q 2018 Reported Net Interest Margin 2.92% Expected future margin impacts for 2018: Full quarter effect of Bank Mutual purchase accretion 0 to +1 bp Prepayments, interest recoveries and other adjustments (including Bank Mutual) (-1) to +1 bp LIBOR - Fed Funds spread normalization (-1) to 0 bps Expected benefit of two additional Fed rate increases +2 to +4 bps Net 2018 projected net interest margin range 2.92%-2.98%

Mortgage banking, net 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $5 $5 $7 $3 $6 $4 $4 $5 $7 $5 $3 $4 $13 $7 $3 $13 $3 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $67 $67 $66 $69 $73 $80 $82 $86 $85 $90 NONINTEREST INCOME - QUARTERLY TRENDS ($ IN MILLIONS) 1 – Fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions. Please refer to the appendix for a reconciliation of fee-based revenue to total noninterest income. Trust, Insurance, and Brokerage Income Capital market fees, net Fee-based revenue1 9 Bank owned life insurance 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $38 $38 $37 $39 $43 $15 $18 $11

1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 66% 67% 64% 67% 71% 65% 65% 63% 65% 70% 63% 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $107 $107 $108 $107 $118 $67 $174 $69 $176 $69 $177 $75 $182 $74 $21 $213 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 215 214 214 213 271 NONINTEREST EXPENSE - QUARTERLY TRENDS ($ IN MILLIONS) 1The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax- equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Please refer to the appendix for a reconciliation of the Federal Reserve efficiency ratio to the fully tax-equivalent efficiency ratio and to the efficiency ratio excluding acquisition related costs. Efficiency Ratio1 Personnel Fully tax-equivalentFederal Reserve 10 Branch Count Acquisition related costs Excluding acquisition related costsAll other noninterest expenses

11 CREDIT QUALITY - QUARTERLY TRENDS ($ IN MILLIONS) Potential Problem Loans Nonaccrual Loans Net Charge Offs (Recoveries) Allowance to Total Loans / Oil and Gas Loans 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $78 $37 $39 $40 $40 $262 $340 $226 $263 $220 $259 $137 $177 $200 $42 $282 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $126 $118 $119 $132 $125 $134 $260 $114 $232 $92 $211 $77 $209 $69 $209 Oil and Gas Oil and Gas Oil and Gas Oil and Gas ALLL / Oil and Gas Loans 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 $6 $12 $8 $4 $1 $13 $3 $11 $11 $5 $9 Bank Mutual PCI1 loans 1Purchased credit-impaired loans $15 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 1.4% 1.4% 1.3% 1.3% 6.7% 5.4% 5.2% 4.5% 2.9% 1.1% 0.1% ALLL / Loans Bank Mutual related loans Purchase Discounts2 / Loans 2Reflects net unaccreted purchase discount to loans

BANK MUTUAL UPDATE Legal Closing and Expected Conversion Date 12 ▪ Closed February 1, 2018; issued approximately 19.5 million common shares at 0.422 fixed exchange ratio ▪ Expected system conversion and branch consolidation: June 23, 2018 4Q 2018 Expected Combined Expenses Run-Rate Expected Total Acquisition Related Costs Announced Costs Recorded Expected ($ in millions) 1Q 2018 2Q 2018 3Q 2018 Total Change of control and severance $10 $7 $10 - $15 $1 - $5 $35 - $40Merger advisors and consultants $10 $4 Facilities and other $10 $5 Contract terminations $10 $5 Total $40 $21 Associated Bank (including Bank Mutual) $190 million - $195 million Diversified Insurance Solutions $1 million - $2 million Pro forma $191 million - $197 million

2018 OUTLOOK Balance Sheet Management ▪ 1%-2% quarterly loan growth for the remainder of 2018 ▪ Maintain Loan to Deposit ratio under 100% ▪ Improving year over year NIM trend Fee Businesses ▪ Improving year over year fee- based revenues ▪ Approximately $365M - $375M full year noninterest income Expense Management ▪ Approximately $825M noninterest expense (including Diversified Insurance expenses)1 ▪ Lower effective tax rate (20%-22%) Capital & Credit Management ▪ Continue to follow stated corporate priorities for capital deployment ▪ Provision expected to adjust with changes to risk grade, other indications of credit quality, and loan volume This outlook reflects a stable to improving economy and includes our expectation of two additional interest rate increases in 2018. We may adjust our outlook if, and when, we have more clarity on any one, or more, of these factors. 13 1Includes $40 million of expected acquisition related costs.

APPENDIX

RECONCILIATION AND DEFINITONS OF NON-GAAP ITEMS

Efficiency Ratio	1Q18	4Q17	3Q17	2Q17	1Q17
Federal Reserve efficiency ratio	70.76 %	66.93 %	63.92 %	66.69 %	66.39 %
Fully tax-equivalent adjustment	(0.66)%	(1.30)%	(1.21)%	(1.30)%	(1.30)%
Other intangible amortization	(0.51)%	(0.18)%	(0.16)%	(0.18)%	(0.20)%
Fully tax-equivalent efficiency ratio[1]	69.60 %	65.45 %	62.55 %	65.21 %	64.89 %
Acquisition related costs adjustment	(6.60)%	— %	— %	— %	— %
Fully tax-equivalent efficiency ratio, excluding acquisition related costs[1]	63.00 %	65.45 %	62.55 %	65.21 %	64.89 %

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

Fee-based Revenue ($ millions)[1]	1Q18	4Q17	3Q17	2Q17	1Q17
Insurance commissions and fees	23	19	20	21	22
Service charges and deposit account fees	16	16	16	16	16
Card-based and loan fees	13	14	13	14	13
Trust and asset management fees	13	13	13	12	12
Brokerage commissions and fees	7	7	4	4	4
Fee-based revenue	$ 73	$ 69	$ 66	$ 67	$ 67
Other	17	16	20	15	13
Total noninterest income	$ 90	$ 85	$ 86	$ 82	$ 80

Acquisition Related Costs ($ in millions, except per share data)	Q1 2018	Q1 2018 per share data[2]
GAAP earnings	$ 67	$ 0.40
Change of control and severance	7	
Merger advisors and consultants	4	
Facilities and other	5	
Contract terminations	5	
Total acquisition related costs	$ 21	
Less additional tax expense	$ 5	
Earnings, excluding acquisition related costs[1]	$ 83	$ 0.50

[1]This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.
[2]Earnings and per share data presented after tax.

15